Exhibit 10.7

This document was prepared by

LOAN OPERATIONS, HOME FEDERAL

BANK-LOAN OPERATIONS, PO BOX

5000, SIOUX FALLS, SD 57117-

5000, (605) 333-7603

State of South Dakota		Space Above This Line For
Recording Data

MORTGAGE ONE HUNDRED EIGHTY DAY REDEMPTION

DATE AND PARTIES. The date of this Mortgage (Security Instrument) is November 2, 2011. The parties and their addresses are:

MORTGAGOR:

MANITEX LOAD KING, INC.

A Michigan Corporation

701 E ROSE STREET

ELK POINT, SD 57025

LENDER:

HOME FEDERAL BANK

Organized and existing under the laws of the United States of America

225 S MAIN AVE

SIOUX FALLS, SD 57104

1. CONVEYANCE. For good and valuable consideration, the receipt and sufficiency of which is acknowledged, and to secure the Secured Debts and Mortgagor’s performance under this Security Instrument, Mortgagor does hereby grant, bargain, convey and mortgage to Lender, the following described property:

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PARCEL 1: LOAD KING TRACT 1 AND 2, BLOCKS 20 AND 19, WESTON AND HOFFMAN’S ADDITION TO ELK POINT, ALL OF VACATED WOOD STREET IN ELK POINT LYING NORTHEASTERLY OF THE RAILROAD RIGHT-OF-WAY OF THE SOUTH DAKOTA RAILROAD AUTHORITY; ALL OF VACATED HIGH STREET IN ELK POINT LYING SOUTHEASTERLY OF ELM STREET; BLOCK 18, WESTON AND HOFFMAN’S ADDITION TO ELK POINT; ALL OF VACATED ALLEY IN BLOCK 18, WESTON AND HOFFMAN’S ADDITION TO ELK POINT; ALL OF THE VACATED SOUTHEASTERLY 10 FEET OF ELM STREET ADJACENT TO AND BETWEEN SAID LOAD KING TRACT 1 AND SAID BLOCK 18 EXTENDING FROM THE SOUTHWESTERLY LINE OF SAID LOAD KING TRACT 1 EXTENDED NORTHWESTERLY TO THE NORTHEASTERLY LINE OF SAID BLOCK 18 EXTENDED NORTHWESTERLY; ALL OF FRACTIONAL BLOCK 55, WESTON AND HOFFMAN’S ADDITION TO ELK POINT; AND LOT X IN THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 19, TOWNSHIP 91 NORTH, RANGE 49, WEST OF THE 5TH P.M., CITY OF ELK POINT, ALL IN UNION COUNTY, SOUTH DAKOTA, ACCORDING TO THE RECORDED PLAT THEREOF;

PARCEL 2: ALL OF FRACTIONAL BLOCK 8, WESTON AND HOFFMAN’S ADDITION TO ELK POINT; ALL OF VACATED ALLEY IN FRACTIONAL BLOCK 8, WESTON AND HOFFMAN’S ADDITION TO ELK POINT; FENNEL TRACT 2 IN THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 19, TOWNSHIP 91 NORTH, RANGE 49, WEST OF THE 5TH P.M.; ALL OF THE VACATED SOUTHEASTERLY 10 FEET OF ELM STREET ADJACENT TO SAID FRACTIONAL BLOCK 8, EXTENDING FROM THE SOUTHWESTERLY LINE OF SAID FRACTIONAL BLOCK 8 EXTENDED NORTHWESTERLY, TO THE WESTERLY LINE OF SAID FENNEL TRACT 2; LOT Y IN THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 19, TOWNSHIP 91 NORTH, RANGE 49, WEST OF THE 5TH P.M., CITY OF ELK POINT, ALL IN UNION COUNTY, SOUTH DAKOTA, ACCORDING TO THE RECORDED PLATS THEREOF;

PARCEL 3: LOT A IN THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 19, TOWNSHIP 91 NORTH, RANGE 49, WEST OF THE 5TH P.M., CITY OF ELK POINT, ALL IN UNION COUNTY, SOUTH DAKOTA, ACCORDING TO THE RECORDED PLAT THEREOF;

PARCEL 4: LOTS 9, 10, 11 AND 12; AND LOTS 7 AND 8, LESS THE NORTH 50 FEET THEREOF, ALL IN BLOCK 15, WESTON AND HOFFMAN’S ADDITION, CITY OF ELK POINT, INCLUDING THE SOUTHERLY 12 FEET OF THE VACATED ALLEY TRAVERSING BLOCK 15 ADJACENT THERETO AND INCLUDING THE EAST 10 FEET OF VACATED PEARL STREET ADJACENT THERETO, UNION COUNTY, SOUTH DAKOTA, ACCORDING TO THE RECORDED PLAT THEREOF; AND

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PARCEL 5: THE EAST 3 FEET OF THE NORTH 25 FEET AND THE EAST 13 FEET OF THE SOUTH 25 FEET OF THE NORTH 50 FEET OF LOT 8, BLOCK 15, WESTON AND HOFFMAN’S ADDITION, CITY OF ELK POINT, INCLUDING THE SOUTHERLY 12 FEET OF THE VACATED ALLEY TRAVERSING BLOCK 15 ADJACENT THERETO, UNION COUNTY, SOUTH DAKOTA, ACCORDING TO THE RECORDED PLAT THEREOF.

The property is located in UNION County at 701-702 E ROSE STREET, ELK POINT, South Dakota 57025.

Together with all rights, easements, appurtenances, royalties, mineral rights, oil and gas rights, all water and riparian rights, wells, ditches and water stock, crops, timber, all diversion payments or third party payments made to crop producers and all existing and future improvements, structures, fixtures, and replacements that may now, or at any time in the future, be part of the real estate described (all referred to as Property). This Security Instrument will remain in effect until the Secured Debts and all underlying agreements have been terminated in writing by Lender.

2. MAXIMUM OBLIGATION LIMIT. The total principal amount secured by this Security Instrument at any one time and from time to time will not exceed $857,500.00. Any limitation of amount does not include interest and other fees and charges validly made pursuant to this Security Instrument. Also, this limitation does not apply to advances made under the terms of this Security Instrument to protect Lender’s security and to perform any of the covenants contained in this Security Instrument.

3. SECURED DEBTS. The term “Secured Debts” includes and this Security Instrument will secure each of the following:

A. Specific Debts. The following debts and all extensions, renewals, refinancings, modifications and replacements.A promissory note or other agreement, No. 9549593, dated November 2, 2011, from Mortgagor to Lender, with a loan amount of $857,500.00 and maturing on November 2, 2021.

B. All Debts. All present and future debts from Mortgagor to Lender, even if this Security Instrument is not specifically referenced, or if the future debt is unrelated to or of a different type than this debt. If more than one person signs this Security Instrument, each agrees that it will secure debts incurred either individually or with others who may not sign this Security Instrument. Nothing in this Security Instrument constitutes a commitment to make additional or future loans or

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advances. Any such commitment must be in writing. In the event that Lender fails to provide any required notice of the right of rescission, Lender waives any subsequent security interest in the Mortgagor’s principal dwelling that is created by this Security Instrument. This Security Instrument will not secure any debt for which a non-possessory, non-purchase money security interest is created in “household goods” in connection with a “consumer loan,” as those terms are defined by federal law governing unfair and deceptive credit practices. This Security Instrument will not secure any debt for which a security interest is created in “margin stock” and Lender does not obtain a “statement of purpose,” as defined and required by federal law governing securities. This Security Instrument will not secure any other debt if Lender fails, with respect to that other debt, to fulfill any necessary requirements or limitations of Sections 19(a), 32, or 35 of Regulation Z.

C. Sums Advanced. All sums advanced and expenses incurred by Lender under the terms of this Security Instrument.

4. PAYMENTS. Mortgagor agrees that all payments under the Secured Debts will be paid when due and in accordance with the terms of the Secured Debts and this Security Instrument.

5. WARRANTY OF TITLE. Mortgagor warrants that Mortgagor is or will be lawfully seized of the estate conveyed by this Security Instrument and has the right to grant, bargain, convey, sell and mortgage the Property. Mortgagor also warrants that the Property is unencumbered, except for encumbrances of record and except for security interests granted to the State of South Dakota Board of Economic Development or Comerica.

6. PRIOR SECURITY INTERESTS. With regard to any other mortgage, deed of trust, security agreement or other lien document that created a prior security interest or encumbrance on the Property, Mortgagor agrees:

A. To make all payments when due and to perform or comply with all covenants.

B. To promptly deliver to Lender any notices that Mortgagor receives from the holder.

C. Not to allow any modification or extension of, nor to request any future advances under any note or agreement secured by the lien document without Lender’s prior written consent except for transactions with the State of South Dakota Board of Economic Development or Comerica.

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7. CLAIMS AGAINST TITLE. Mortgagor will pay all taxes, assessments, liens, encumbrances, lease payments, ground rents, utilities, and other charges relating to the Property when due. Lender may require Mortgagor to provide to Lender copies of all notices that such amounts are due and the receipts evidencing Mortgagor’s payment. Mortgagor will defend title to the Property against any claims that would impair the lien of this Security Instrument. Mortgagor agrees to assign to Lender, as requested by Lender, any material rights, claims or defenses Mortgagor may have against parties who supply labor or materials to maintain or improve the Property.

8. DUE ON SALE OR ENCUMBRANCE. Lender may, at its option, declare the entire balance of the Secured Debt to be immediately due and payable upon the creation of, or contract for the creation of, any material lien, encumbrance, of all or any part of the Property except those created in favor of the State of South Dakota Board of Economic Development or Comerica or upon sixty (60) days’ notice to Mortgagor upon transfer or sale of all or any part of the Property. This right is subject to the restrictions imposed by federal law (12 C.F.R. 591), as applicable.

9. TRANSFER OF AN INTEREST IN THE MORTGAGOR. If Mortgagor is an entity other than a natural person (such as a corporation, partnership, limited liability company or other organization), Lender may demand immediate payment if:

A. There is a change in ownership of more than 50 percent of the voting stock of a corporation, partnership, limited liability company or similar entity.

However, Lender may not demand payment in the above situation if it is prohibited by law as of the date of this Security Instrument.

10. WARRANTIES AND REPRESENTATIONS. Mortgagor makes to Lender the following warranties and representations which will continue as long as this Security Instrument is in effect:

A. Power. Mortgagor is in good standing in South Dakota. Mortgagor has the power and authority to enter into this transaction and to carry on Mortgagor’s business or activity as it is now being conducted and, as applicable, is qualified to do so in each jurisdiction in which Mortgagor is required by law to be qualified.

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B. Authority. The execution, delivery and performance of this Security Instrument and the obligation evidenced by this Security Instrument are within Mortgagor’s powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which Mortgagor is a party or to which Mortgagor is or any of Mortgagor’s property is subject.

C. Name and Place of Business. Other than previously disclosed in writing to Lender, Mortgagor has not changed Mortgagor’s name or principal place of business within the last 2 years and has not used any other trade or fictitious name within the last 2 years. Mortgagor will preserve Mortgagor’s existing name, trade names and franchises.

11. PROPERTY CONDITION, ALTERATIONS AND INSPECTION. Mortgagor will keep the Property in good condition and make all repairs that are reasonably necessary. Mortgagor will not commit or allow any waste, impairment, or deterioration of the Property to the extent it is required in Mortgagor’s business. Mortgagor agrees that the nature of the occupancy and use will not substantially change without Lender’s prior written consent. Mortgagor will not permit any change in any license, restrictive covenant or easement on the Property without Lender’s prior written consent. Mortgagor will notify Lender of all demands, proceedings, claims, and actions against Mortgagor, and of any loss or damage to the Property.

No portion of the Property will be removed, demolished or materially altered without Lender’s prior written consent except that Mortgagor has the right to remove items of personal property comprising a part of the Property that become worn or obsolete, and or not used in Mortgagor’s business. Any such replacement of personal property will be deemed subject to the security interest created by this Security Instrument. Mortgagor will not partition or subdivide the Property without Lender’s prior written consent.

Lender or Lender’s agents may, at Lender’s option, enter the Property at any reasonable time for the purpose of inspecting the Property. Lender will give Mortgagor notice at the time of or before an inspection specifying a reasonable purpose for the inspection. Any inspection of the Property will be entirely for Lender’s benefit and Mortgagor will in no way rely on Lender’s inspection.

12. AUTHORITY TO PERFORM. If Mortgagor fails in a material manner to perform any duty or any of the covenants contained in this Security Instrument, Lender may, without notice, perform or cause them to be performed. Lender’s right to perform for Mortgagor will

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not create an obligation to perform, and Lender’s failure to perform will not preclude Lender from exercising any of Lender’s other rights under the law or this Security Instrument. If any construction on the Property is discontinued or not carried on in a reasonable manner, Lender may take all steps necessary to protect Lender’s security interest in the Property, including completion of the construction.

13. ASSIGNMENT OF LEASES AND RENTS. Mortgagor assigns, grants, bargains, conveys and mortgages to Lender as additional security all the right, title and interest in the following (Property).

A. Existing or future leases, subleases, licenses, and any other written or verbal agreements for the use and occupancy of the Property, including but not limited to any extensions, renewals, modifications or replacements (Leases).

B. Rents, issues and profits, including but not limited to security deposits, minimum rents, percentage rents, additional rents, common area maintenance charges, parking charges, liquidated damages following default, cancellation premiums, “loss of rents” insurance, guest receipts, revenues, royalties, proceeds, bonuses, accounts, contract rights, general intangibles, and all rights and claims which Mortgagor may have that in any way pertain to or are on account of the use or occupancy of the whole or any part of the Property (Rents).

In the event any item listed as Leases or Rents is determined to be personal property, this Assignment will also be regarded as a security agreement. Mortgagor will promptly provide Lender with copies of the Leases and will certify these Leases are true and correct copies. The existing Leases will be provided on execution of the Assignment, and all future Leases and any other information with respect to these Leases will be provided immediately after they are executed. Mortgagor may collect, receive, enjoy and use the Rents so long as Mortgagor is not in default. Upon default, Mortgagor will receive any Rents in trust for Lender and Mortgagor will not commingle the Rents with any other funds. When Lender so directs, Mortgagor will endorse and deliver any payments of Rents from the Property to Lender. Amounts collected will be applied at Lender’s discretion to the Secured Debts, the costs of managing, protecting and preserving the Property, and other necessary expenses. Mortgagor agrees that this Security Instrument is immediately effective between Mortgagor and Lender. As long as this Assignment is in effect, Mortgagor warrants and represents that no default exists under the Leases, and the parties subject to

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the Leases have not violated any applicable law on leases, licenses and landlords and tenants. Mortgagor, at its sole cost and expense, will keep, observe and perform, and require all other parties to the Leases to comply with the Leases and any applicable law. If Mortgagor or any party to the Lease defaults or fails to observe any applicable law, Mortgagor will promptly notify Lender. If Mortgagor neglects or refuses to enforce compliance with the terms of the Leases, then Lender may, at Lender’s option, enforce compliance. Mortgagor will not sublet, modify, extend, cancel, or otherwise alter the Leases, or accept the surrender of the Property covered by the Leases (unless the Leases so require) without Lender’s consent. Mortgagor will not assign, compromise, subordinate or encumber the Leases and Rents other than to the South Dakota Board of Economic Development or Comerica without Lender’s prior written consent. Lender does not assume or become liable for the Property’s maintenance, depreciation, or other losses or damages when Lender acts to manage, protect or preserve the Property, except for losses and damages due to Lender’s gross negligence or intentional torts. Otherwise, Mortgagor will indemnify Lender and hold Lender harmless for all liability, loss or damage that Lender may incur when Lender opts to exercise any of its remedies against any party obligated under the Leases.

14. DEFAULT. Mortgagor will be in default if any of the following events (known separately and collectively as an Event of Default) occur:

A. Payments. Mortgagor fails to make a payment in full within 15 days of when due.

B. Insolvency or Bankruptcy. The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against Mortgagor, Borrower, or any co-signer, endorser, surety or guarantor of this Security Instrument or any other obligations Borrower has with Lender which is not stayed or dismissed within 60 days.

C. Business Termination. Mortgagor dissolves, reorganizes, or ends its business or existence.

D. Failure to Perform. Mortgagor fails, in a material manner, to perform any condition or to keep any promise or covenant of this Security Instrument which failure continues for a period of 15 days after notice by you of such failure.

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E. Other Documents. A default occurs under the terms of any other document relating to the Secured Debts.

F. Other Agreements. Mortgagor is in default on any other debt or agreement Mortgagor has with Lender.

G. Misrepresentation. Mortgagor makes any written statement or provides any financial information that is materially untrue, inaccurate, or conceals a material fact at the time it is made or provided.

H. Judgment. Mortgagor fails to satisfy or appeal any judgment against Mortgagor in excess of $500,000.

I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

J. Name Change. Mortgagor changes Mortgagor’s name without notifying Lender and Lender suffers a loss as a result of such failure.

K. Property Transfer. Mortgagor transfers all or a substantial part of Mortgagor’s money or property. This condition of default, as it relates to the transfer of the Property, is subject to the restrictions contained in the DUE ON SALE section.

L. Property Value. Lender determines in good faith that the value of the Property is materially impaired.

M. Material Change. If Mortgagor fails to notify Lender, there is a material change in the ownership of Mortgagor’s business.

15. REMEDIES. On or after the occurrence of an Event of Default, and the expiration of a 30 day cure period, Lender may use any and all remedies Lender has under state or federal law or in any document relating to the Secured Debts. Any amounts advanced on Mortgagor’s behalf will be immediately due and may be added to the balance owing under the Secured Debts. Lender may make a claim for any and all insurance benefits or refunds that may be available on Mortgagor’s default.

Subject to any right to cure, required time schedules or any other notice rights Mortgagor may have under federal and state law, Lender may make all or any part of the amount owing by the terms of the Secured Debts immediately due and foreclose this Security Instrument in a manner provided by law upon the occurrence of an Event of Default or anytime thereafter.

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All remedies are distinct, cumulative and not exclusive, and Lender is entitled to all remedies provided at law or equity, whether or not expressly set forth. The acceptance by Lender of any sum in payment or partial payment on the Secured Debts after the balance is due or is accelerated or after foreclosure proceedings are filed will not constitute a waiver of Lender’s right to require full and complete cure of any existing default. By not exercising any remedy, Lender does not waive Lender’s right to later consider the event a default if it continues or happens again.

16. REDEMPTION PERIOD. THE PARTIES AGREE THAT THE PROVISIONS OF THE ONE HUNDRED EIGHTY DAY REDEMPTION MORTGAGE ACT GOVERN THIS MORTGAGE. The period of redemption from the recording of the certificate of sale shall be one hundred eighty days. Any agreement to extend the redemption period must be in writing.

17. COLLECTION EXPENSES AND ATTORNEYS’ FEES. On or after the occurrence of an Event of Default including in the case of foreclosure, to the extent permitted by law, Mortgagor agrees to pay all expenses of collection, enforcement or protection of Lender’s rights and remedies under this Security Instrument or any other document relating to the Secured Debts. Mortgagor agrees to pay expenses for Lender to inspect and preserve the Property and for any recordation costs of releasing the Property from this Security Instrument. Expenses include, but are not limited to, reasonable attorneys’ fees when you are a “regulated lender” under S.D.C.L. Section 54-3-14, as amended, court costs and other legal expenses and actual disbursements necessarily incurred. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of the Secured Debts. In addition, to the extent permitted by the United States Bankruptcy Code, Mortgagor agrees to pay the reasonable attorneys’ fees incurred by Lender to protect Lender’s rights and interests in connection with any bankruptcy proceedings initiated by or against Mortgagor.

18. RECEIVERSHIP. In the case of foreclosure, at any time after the commencement of an action of foreclosure or at any time after the commencement of foreclosure by advertisement, or during any period of redemption, Lender is authorized to appoint a receiver to take possession of the Property if the Property has been abandoned, or to have a receiver appointed by the court. The receiver shall take immediate possession of the above described Property, and of all the rents or profits that accrue from it and to rent or cultivate the same as the receiver may deem best for the interest of all parties concerned.

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19. DEFICIENCY. In the case of foreclosure, if the net proceeds of a foreclosure sale are less than the total debt remaining to be paid, Mortgagor agrees to pay to the holder of the mortgage any deficiency.

20. REDUCTION OF REDEMPTION PERIOD. In case of a foreclosure by action, the holder of the certificate of sale may apply to the court for reduction of the redemption period, if the Property has been abandoned by Mortgagor. If, after notice to the party(ies) as the court directs, the court finds the Property has been abandoned, the redemption period may be reduced. The redemption period may not be reduced to less than 60 days from the date of the recording of the certificate of sale.

21. ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES. As used in this section, (1) Environmental Law means, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA, 42 U.S.C. 9601 et seq.), all other federal, state and local laws, regulations, ordinances, court orders, attorney general opinions or interpretive letters concerning the public health, safety, welfare, environment or a hazardous substance; and (2) Hazardous Substance means any toxic, radioactive or hazardous material, waste, pollutant or contaminant which has characteristics which render the substance dangerous or potentially dangerous to the public health, safety, welfare or environment. The term includes, without limitation, any substances defined as “hazardous material,” “toxic substance,” “hazardous waste,” “hazardous substance,” or “regulated substance” under any Environmental Law.

Mortgagor represents, warrants and agrees that to the best of its knowledge:

A. Except as previously disclosed and acknowledged in writing to Lender, no Hazardous Substance has been, is, or will be located, transported, manufactured, treated, refined, or handled by any person on, under or about the Property, except in the ordinary course of business and in compliance with all applicable Environmental Law.

B. Except as previously disclosed and acknowledged in writing to Lender, Mortgagor has not and will not cause, contribute to, or permit the release of any Hazardous Substance on the Property.

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C. Mortgagor will immediately notify Lender if (1) a release of Hazardous Substance occurs on, under or about the Property or migrates or threatens to migrate from nearby property; or (2) there is a violation of any Environmental Law concerning the Property. In such an event, Mortgagor will take all necessary remedial action in accordance with Environmental Law.

D. Except as previously disclosed and acknowledged in writing to Lender, Mortgagor has no knowledge of or reason to believe there is any pending or threatened investigation, claim, or proceeding of any kind relating to (1) any Hazardous Substance located on, under or about the Property; or (2) any violation by Mortgagor or any tenant of any Environmental Law. Mortgagor will immediately notify Lender in writing as soon as Mortgagor has reason to believe there is any such pending or threatened investigation, claim, or proceeding. In such an event, Lender has the right, but not the obligation, to participate in any such proceeding including the right to receive copies of any documents relating to such proceedings.

E. Except as previously disclosed and acknowledged in writing to Lender, Mortgagor will remain in full compliance with any applicable Environmental Law.

F. Except as previously disclosed and acknowledged in writing to Lender, there are no underground storage tanks, private dumps or open wells located on or under the Property and no such tank, dump or well will be added unless Lender first consents in writing.

G. Mortgagor will regularly inspect the Property, monitor the activities and operations on the Property, and confirm that all permits, licenses or approvals required by any applicable Environmental Law are obtained and complied with.

H. Mortgagor will permit, or cause any tenant to permit, Lender or Lender’s agent to enter and inspect the Property and review all records at any reasonable time and on reasonable notice to determine (1) the existence, location and nature of any Hazardous Substance on, under or about the Property; (2) the existence, location, nature, and magnitude of any Hazardous Substance that has been released on, under or about the Property; or (3) whether or not Mortgagor and any tenant are in compliance with applicable Environmental Law.

I. Upon Lender’s request and at any time, with Mortgagor’s consent and at Lender’s expense, to engage a qualified environmental engineer to prepare an environmental audit of the Property and to submit the results of such audit to Lender. The choice of the environmental engineer who will perform such audit is subject to Lender’s approval.

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J. Lender has the right, but not the obligation, to perform any of Mortgagor’s obligations under this section.

K. As a consequence of any breach of any representation, warranty or promise made in this section, Mortgagor will indemnify and hold Lender and Lender’s successors or assigns harmless from and against all losses, claims, demands, liabilities, damages, cleanup, response and remediation costs, penalties and expenses, including without limitation all costs of litigation, which Lender and Lender’s successors or assigns may sustain.

22. CONDEMNATION. Mortgagor will give Lender prompt notice of any pending or threatened action by private or public entities to purchase or take any or all of the Property through condemnation, eminent domain, or any other means. Mortgagor authorizes Lender to intervene in Mortgagor’s name in any of the above described actions or claims. Mortgagor assigns to Lender the proceeds of any award or claim for damages connected with a condemnation or other taking of all or any part of the Property. Such proceeds will be considered payments and will be applied as provided in this Security Instrument. This assignment of proceeds is subject to the terms of any prior mortgage, deed of trust, security agreement or other lien document.

23.	INSURANCE. I agree to obtain the insurance described in this Mortgage.

A. Property Insurance. I will insure or retain insurance coverage on the Property and abide by the insurance requirements of any security instrument securing the Loan.

B. Flood Insurance. Flood insurance is not required at this time. It may be required in the future should the property be included in an updated flood plain map. If required in the future, I may obtain flood insurance from anyone I want that is reasonably acceptable to you.

C. Insurance Warranties. I agree to purchase any insurance coverages that are, in the amounts that, in my judgment are reasonably prudent. I will provide you with continuing proof of coverage. I will have the insurance company name you as loss payee on any insurance policy. You will apply the insurance proceeds toward what I owe you on the outstanding balance. I agree that if the insurance proceeds do not cover the amounts I still owe you, I will pay the difference. I will keep the insurance until all debts secured by this agreement are paid.

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24. ESCROW FOR TAXES AND INSURANCE. Mortgagor will not be required to pay to Lender funds for taxes and insurance in escrow.

25. WAIVERS. Except to the extent prohibited by law, Mortgagor waives all appraisement and homestead exemption rights relating to the Property.

26. FIXTURE FILING. Mortgagor gives to Lender a security interest in all goods that Mortgagor owns now or in the future and that are or will become fixtures related to the Property.

27. PERSONAL PROPERTY. Mortgagor gives to Lender a security interest in all machinery and equipment located on or connected with the Property, (all of which shall also be included in the term Property).

28. APPLICABLE LAW. This Security Instrument is governed by the laws of South Dakota, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.

29. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. Each Mortgagor’s obligations under this Security Instrument are independent of the obligations of any other Mortgagor. Lender may sue each Mortgagor individually or together with any other Mortgagor. Lender may release any part of the Property and Mortgagor will still be obligated under this Security Instrument for the remaining Property. Mortgagor agrees that Lender and any party to this Security Instrument may extend, modify or make any change in the terms of this Security Instrument or any evidence of debt without Mortgagor’s consent. Such a change will not release Mortgagor from the terms of this Security Instrument. The duties and benefits of this Security Instrument will bind and benefit the successors and assigns of Lender and Mortgagor.

30. AMENDMENT, INTEGRATION AND SEVERABILITY. This Security Instrument may not be amended or modified by oral agreement. No amendment or modification of this Security Instrument is effective unless made in writing and executed by Mortgagor and Lender. This Security Instrument and any other documents relating to the Secured Debts are the complete and final expression of the agreement. If any provision of this Security Instrument is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

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SIGNATURES. By signing, Mortgagor agrees to the terms and covenants contained in this Security Instrument. Mortgagor also acknowledges receipt of a copy of this Security Instrument.

MORTGAGOR:

MANITEX LOAD KING, INC.

By /s/ David H. Gransee

DAVID H GRANSEE, VICE PRESIDENT

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ACKNOWLEDGMENT.

STATE OF ILLINOIS _________________________________

COUNTY OF COOK ____________________________

On this the             2            day of        November            , 2011, before me,             David H. Gransee            , the undersigned officer, personally appeared DAVID H GRANSEE, who acknowledged himself/herself/themselves to be the VICE PRESIDENT of MANITEX LOAD KING, INC. a corporation, and that he/she/they, as such VICE PRESIDENT, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself/themselves as VICE PRESIDENT.

In witness whereof, I hereunto set my hand and official seal.

My commission expires: 12/14/13

Dody A. Lesniak
(Notary Public)

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